                                                                    EXHIBIT 11.1


                      WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                          COMPUTATION OF PER SHARE EARNINGS

                        FOR THE YEAR ENDED DECEMBER 31, 2000

               (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)

                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for year ended December 31,
2000 (1)                                                                     $13.94

BASIC

Average common shares outstanding                                                                                   73,351

Income before cumulative effect of change in
  accounting principle                                                                                          $   58,777
Less dividends on preferred shares:
   Series A                                                                $  8,690
   Series B                                                                   2,664
   Series C                                                                   6,375
   Series C-1                                                                 2,125
   Series C-2                                                                 2,125
   Series D                                                                  10,625
   Series D-1                                                                 2,125
   Series E                                                                   7,311                                (42,040)
                                                                           ---------                            ------------

Income before cumulative effect of change in
  accounting principle allocable to common shares                                                               $   16,737
                                                                                                                ============

Basic earnings per share amount                                                                                 $     0.23
                                                                                                                ============

Cumulative effect allocable to common shares                                                                    $   (2,021)
                                                                                                                ============

Basic earnings per share amount                                                                                 $    (0.03)
                                                                                                                ============

Net income allocable to common shares                                                                           $   14,716
                                                                                                                ============

Basic earnings per share amount                                                                                 $     0.20
                                                                                                                ============

DILUTED

COMMON SHARES OUTSTANDING:                                                                                          73,351

1996 WARRANTS:
As of January 1, 2000                                      6,246
Series A Preferred Shares                                 (5,871)
                                                         ---------
   Excess 1996 Warrants (a)                                  375
                                                         ---------
Per Share Price
   Average Market Price (b)                                                  $13.94
   Exercise Price (c)                                                        $16.01
Common equivalent shares ((b-c)/b)*a                                                               366                   0

1997 WARRANTS:
As of January 1, 2000                                      2,090
Series B Preferred Shares                                 (1,800)
                                                         ---------
   Excess 1997 Warrants (d)                                  290
                                                         ---------
Per Share Price
   Average Market Price (b)                                                  $13.94
   Exercise Price (e)                                                        $15.00
Common equivalent shares ((b-e)/b)*d                                                               366                   0



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                      WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                    COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                        FOR THE YEAR ENDED DECEMBER 31, 2000

               (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)

                                                                                                                 WEIGHTED
                                                                                                                 AVERAGE
                                                                                                DAYS              SHARES
                                                                                             OUTSTANDING        OUTSTANDING
                                                                                            --------------     ---------------

2000 WARRANT:
As of June 1, 2000                                            2,840
Series F Preferred Shares                                    (2,703)
                                                           --------
Excess 2000 Warrants (f)                                        137
Per Share Price
   Average Market Price (b)                                                    13.94
   Exercise Price (g)                                                          19.42
Common equivalent shares ((b-g)/b)*f                                                                 214                   0

1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                               465,000
Exchange Rate at 12/31/00                                    0.5548          257,982(h)
Per Share Price
   Average Market Price (b)                                                    13.94
Common equivalent shares (h*.05)/(b*.95)                                         974                 366                  974

INVESTOR UNIT RIGHTS:
Units issued 12/9/99 (Capital Mall)                                              979                 366                  979
Units issued 1/1/99 (Wheaton)                                                  1,186                 366                1,186

Weighted average common and common  equivalent shares
                                                                                                                       76,490
                                                                                                                 ============

Income before cumulative effect of change in
  accounting principle                                                                                           $     58,777
Add net income allocable to convertible partnership units                                                                 278
Less net income allocable to preferred shares                                                                         (42,040)
                                                                                                                 -------------

Income before cumulative effect of change in
  accounting principle allocable to common shares                                                                $     17,015
                                                                                                                 =============

Diluted earnings per share amount                                                                                $       0.22
                                                                                                                 =============
Cumulative effect allocable to common shares                                                                     $     (2,021)

Diluted earnings per share amount                                                                                $      (0.02)
                                                                                                                 =============

Net income allocable to common shares                                                                            $     14,994
                                                                                                                 =============

Diluted earning per share amount                                                                                 $       0.20
                                                                                                                 =============


Note - The Company's preferred shares, Partnership Preferred Units and Independence Partnership Units were not included in the earnings per share calculation as their effect is anitdilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.